UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                                         May 24, 2006
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:                                         602-504-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.1
EX-10.1

Item 1.01 Entry Into a Material Definitive Agreement.
On May 24, 2006, the Board of Directors (“Board”) of Hypercom Corporation (the “Company”) adopted a form of indemnification agreement, in the form attached hereto as Exhibit 10.1, for its directors and any selected executive officers or other employees of the Company that the Board may designate from time to time. In addition, the Board authorized the Company to enter into separate indemnification agreements with each member of the Board and the Company’s Chief Financial Officer.
Such form of indemnification agreement is designed to provide members of the Board and selected executive officers or other employees, the maximum protection available under applicable law in connection with their services to the Company.
In general, the indemnification agreements provide that, subject to the procedures set forth in the indemnification agreement: (i) the Company will indemnify the indemnitee in the event the indemnitee is, or is threatened to be made, a party to or a participant in a proceeding by reason of the indemnitee being or formerly being a director or officer of the Company or serving at the request of the Company as a director or officer (or in other similar capacities) of another entity or enterprise; (ii) if requested by the indemnitee, and subject to certain exceptions, the Company will advance expenses to the indemnitee; (iii) the rights of the indemnitee under the indemnification agreement are in addition to any other rights the indemnitee may have under the Company’s charter or bylaws or Delaware law or otherwise; (iv) subject to certain limitations, the Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance which would indemnify indemnitee or advance expenses to indemnitee whether or not such indemnity or advancement of expenses is of the type provided by the indemnification agreement; and (v) in the event of a “potential change of control,” if requested by the indemnitee, the Company must establish a trust fund to secure potential indemnification obligations of the Company to such indemnitee, unless the Company maintains directors’ and officers’ liability insurance with coverage levels at least as favorable to indemnitee as the coverage levels provided by the Company’s existing insurance policies at the time the indemnification agreement is entered into.
The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws.
On May 24, 2006, the Board approved an amendment and restatement of the Company’s existing Bylaws (the “Amended Bylaws”). The Amended Bylaws were effective as of May 24, 2006.
The Amended Bylaws include certain changes to the existing advance notice bylaws and other provisions that, among other things: (i) eliminate the ability of stockholders to call a special meeting, (ii) provide that the only business that may be conducted at a special meeting is business provided for in the Company’s notice of special meeting, (iii) require that, before taking action by written consent, stockholders must provide notice to the Board requesting the establishment of a record date for the taking of such action, (iii) provide in the advance notice bylaws that, for stockholder notice of nominations or other proposals to be timely, such notice must be received within a specified “window period” not earlier than 120 days and not later than 90 days prior to the anniversary of the last annual meeting (the existing bylaws had merely provided for a minimum number of days’ advance notice, without limiting how far in advance the notice could be given), (iv) add a requirement that a stockholder must actually appear in person at a meeting in order to bring business before the meeting, (v) provide that the Board has the exclusive authority to determine the size of the Board and to fill vacancies, and (vi) provide that directors may only be removed “for cause” and may not be removed without cause.
The description of the changes and the new provisions of the Amended Bylaws contained in this report has been simplified in some regards and is qualified in its entirety by reference to the full text of the prior Amended and Restated Bylaws, a copy of which was filed with the Commission on April 1, 2002 as Exhibit 3.2 to the Company’s

Annual Report on Form 10-K405 and incorporated herein by reference, and the new Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of Hypercom Corporation

10.1	Form of Indemnification Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

May 30, 2006	By:	/s/ Douglas J. Reich

Name: Douglas J. Reich
Title: Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Hypercom Corporation

10.1	Form of Indemnification Agreement